                                                                    EXHIBIT 99.1

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Sykes Enterprises, Incorporated (the "Company") on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John H. Sykes, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  May 12, 2003                         By:  /s/ John H. Sykes
                                            ------------------------------------
                                            John H. Sykes
                                            Chairman and Chief Executive Officer


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.